UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

ORION FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

New York	000-50271	22-3644546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2015, Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), and Transtrend B.V., a Dutch limited liability company (the “Advisor”), amended and restated the advisory agreement dated April 30, 2007 (the “Advisory Agreement”) between the General Partner, the Advisor and Morgan Stanley Smith Barney TT II, LLC, a Delaware limited liability company (“Transtrend Master Fund”), pursuant to which the Advisor manages the portion of Transtrend Master Fund’s assets, and indirectly the registrant’s assets, allocated to it.

Pursuant to the amended and restated Advisory Agreement (the “Amended and Restated Advisory Agreement”), the General Partner and the Advisor have agreed:

(i) effective as of November 1, 2015, to decrease the Advisor’s monthly fee for professional management services to 1/12 of 1.0% of the Assets (as defined in the Amended and Restated Advisory Agreement) of Transtrend Master Fund allocated to the Advisor as of the first day of the month; and

(ii) effective as of January 1, 2016, that the Advisor’s incentive fee will no longer be paid quarterly and instead will be paid at the end of each calendar half year.

The Amended and Restated Advisory Agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Advisory Agreement by and among Ceres Managed Futures LLC, Morgan Stanley Smith Barney TT II, LLC and Transtrend B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION FUTURES FUND L.P.

By:	Ceres Managed Futures LLC, General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: December 22, 2015